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                                                                    EXHIBIT 10.2

                     FORM OF CONTRIBUTION AND SALE AGREEMENT

          THIS CONTRIBUTION AND SALE AGREEMENT ("AGREEMENT") is made and entered into as of the _____ day of _______, 2002 among KRF COMPANY, L.L.C., a Delaware limited liability company having an address at c/o The Berkshire Group, One Beacon Street, Boston, Massachusetts 02108 (the "KRF3/KR5 TRANSFEROR"), KRF GP, INC., a Massachusetts corporation having an address at c/o The Berkshire Group, One Beacon Street, Boston, Massachusetts 02108 (the "GP TRANSFEROR" and together with the KRF3/KR5 Transferor, the "TRANSFERORS"), BERKSHIRE INCOME REALTY-OP, L.P., a Delaware limited partnership having an address at c/o The Berkshire Group, One Beacon Street, Boston, Massachusetts 02108 (the "PARTNERSHIP") and BIR Sub, L.L.C., a Delaware limited liability company having an address at c/o The Berkshire Group, One Beacon Street, Boston, Massachusetts 02108 (the "PARTNERSHIP SUB"). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 1.1.

                              W I T N E S S E T H:

          WHEREAS, on July 22, 2002, Berkshire Income Realty, Inc., a Maryland corporation ("BIR"), as special limited partner, and BIR GP, L.L.C. (the "GENERAL PARTNER"), a Maryland limited liability company and a wholly-owned subsidiary of BIR, as general partner, formed the Partnership;

          WHEREAS, the Partnership Sub is a wholly-owned subsidiary of the Partnership;

          WHEREAS, the KRF3/KR5 Transferor is or will be on the Closing Date (as hereinafter defined) the sole member of (i) KRF3 Acquisition Company, L.L.C., a Delaware limited liability company ("KRF3"), and (ii) KR5 Acquisition, L.L.C., a Delaware limited liability company ("KR5") (the KRF3/KR5 Transferor's membership interests in KRF3 and KR5, the "MEMBERSHIP INTERESTS");

          WHEREAS, KRF3 owns a 91.382% interest as tenant in common (the "TENANT-IN-COMMON INTEREST") in the beneficial ownership of certain real property located in Columbia, Maryland (the "DORSEY REAL PROPERTY") and certain real property located in Columbia, Maryland (the "HANNIBAL REAL PROPERTY"; and together with the Dorsey Real Property and the personal property associated with the Hannibal Real Property and the Dorsey Real Property, the "KRF3 PROPERTIES"). The Dorsey Real Property and the Hannibal Real Property are more particularly described in EXHIBIT A and EXHIBIT B annexed hereto and hereby made a part hereof;

          WHEREAS, the rights and obligations of KRF3, as owner of the Tenant-in-Common Interest, are governed by that certain Tenancy In Common Agreement (the "KRF3 TENANCY-IN-COMMON AGREEMENT") dated March 1, 2002 between KRF3 and ERG/DFHG, LLC (the "KRF3 CO-TENANT");

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          WHEREAS, record title to the KRF3 Properties is owned by DOH, Inc., a
Maryland corporation ("DOH"), as nominee for KRF3 and the KRF3 Co-Tenant;

          WHEREAS, all of the issued and outstanding stock of DOH (the "DOH STOCK") is owned by the GP Transferor;

          WHEREAS, (i) KR5 is the sole limited partner of WPT Limited Partnership, a Delaware limited partnership ("WPT"), (ii) the GP Transferor is the sole general partner of WPT, (iii) WPT is the sole member of Seasons of Laurel, LLC, a Delaware limited liability company ("SEASONS"), (iv) Seasons owns certain real property located at 9220 Old Lantern Way, Laurel, Maryland and more particularly described in EXHIBIT C annexed hereto and hereby made a part hereof (such real property, together with the associated personal property, the "SEASONS PROPERTY"); (v) WPT also owns the sole limited partnership interest in Walden Pond Limited Partnership, a Delaware limited partnership ("WALDEN POND"), and is the sole member of Walden Pond Texas, L.L.C. ("WALDEN LLC"), a Delaware limited liability company and the sole general partner of Walden Pond and
(vi) Walden Pond owns certain real property located at 12850 Whittington, Houston, Texas and more particularly described in EXHIBIT D annexed hereto and hereby made a part hereof (together with the associated personal property, the "WALDEN POND PROPERTY");

          WHEREAS, (i) KR5 also owns (or will own on the Closing Date) a 75.82% interest as managing member in Century LLC, a [Delaware] limited liability company ("CENTURY LLC"), (ii) the rights and obligations of the members of Century LLC are governed by that certain [Operating Agreement of even date herewith] (as the same may be amended prior to the Closing Date, the "CENTURY OPERATING AGREEMENT"), (iii) Equity Resources Group, Incorporated, or an entity affiliated with Equity Resources Group, Incorporated, owns (or will own on the Closing Date) the remaining 24.18% in Century LLC, (iii) Century LLC is the sole limited partner in Century III Associates Limited Partnership, a Maryland limited partnership ("CENTURY ASSOCIATES"), (iv) the GP Transferor is the sole general partner of Century Associates, and (v) Century Associates owns certain real property, located at 307 Fox Fire Place, Cockeysville, Maryland and more particularly described in EXHIBIT E annexed hereto and hereby made a part hereof (together with the associated personal property the "CENTURY PROPERTY," the Century Property, together with the KRF3 Properties, the Walden Pond Property and the Seasons Property, the "PROPERTIES");

          WHEREAS, the ownership structure of the Properties, as hereinabove described and after giving effect to the transactions provided for or described in this Agreement, is depicted on EXHIBIT F annexed hereto and hereby made a part hereof;

          WHEREAS, in furtherance of the purposes for which the Partnership was established, (i) the KRF3/KR5 Transferor desires to contribute the Membership Interests to the Partnership in exchange for Partnership Units, (ii) the GP Transferor desires to sell the GP Interests and the DOH Stock to the Partnership Sub, all on the terms and conditions hereinafter set forth in this Agreement.

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          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1 DEFINITIONS. Except as otherwise herein expressly provided, and in addition to any other definitions herein contained, the following terms and phrases shall have the meanings set forth below:

          "BIR" shall have the meaning set forth in the Recitals to this Agreement.

          "CENTURY ASSOCIATES" shall have the meaning set forth in the Recitals to this Agreement.

          "CENTURY LLC" shall have the meaning set forth in the Recitals to this Agreement.

          "CENTURY OPERATING AGREEMENT" shall have the meaning set forth in the Recitals to this Agreement.

          "CENTURY PROPERTY" shall have the meaning set forth in the Recitals to this Agreement.

          "CLOSING" and "CLOSING DATE" shall have the meanings set forth in
Article IV.

          "CLOSING DOCUMENTS" shall mean either the "KRF3/KR5 TRANSFEROR CLOSING DOCUMENTS" as defined in Section 6.1, the "GP TRANSFEROR CLOSING DOCUMENTS" as defined in Section 6.2 or the "PARTNERSHIP CLOSING DOCUMENTS" as defined in
Section 6.3, without distinction between them.

          "CONSIDERATION" shall have the meaning set forth in Section 3.1.

          "CONTRACTS" shall mean those service, maintenance and other contracts relating to the use, maintenance and operation of the Properties or any portion thereof (including, without limitation, leases or installment sale agreements for certain items of personal property, but excluding Leases), which are listed and described on the schedule of Contracts attached as EXHIBIT G hereto (the "SCHEDULE OF CONTRACTS"), together with any additions thereto, modifications thereof or substitutions therefor hereafter entered into in the ordinary course of business and consistent with past practices of the Owner Entities.

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          "CUTOFF DATE" shall mean 11:59 p.m. on the day preceding the Closing
Date.

          "DOH" shall have the meaning set forth in the Recitals to this Agreement.

          "DOH CONSIDERATION" shall have the meaning set forth in Section
3.1(A).

          "DOH STOCK" shall have the meaning set forth in the Recitals to this Agreement.

          "DORSEY REAL PROPERTY" shall have the meaning set forth in the Recitals to this Agreement.

          "ENVIRONMENTAL LAWS" shall mean the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.); the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.; the Clean Air Act (42 U.S.C. Section 9402 et seq.); the Clean Water Act (33 U.S.C. Section 1251 et seq.); the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.); the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.); and all other applicable federal, state and local environmental laws, (including, without limitation, obligations under the common law), ordinances, orders, rules and regulations, as any of the foregoing may have been amended, supplemented or supplanted prior to the Closing Date, relating to regulation or control of hazardous, toxic or dangerous substances, materials or wastes (collectively "HAZARDOUS MATERIALS") or their handling, storage or disposal or to environmental health and safety.

          "ENVIRONMENTAL REPORTS" shall have the meaning set forth in Section 7.4(U).

          "EXCHANGE OFFER" shall mean that certain exchange offer described in the prospectus relating to BIR's __% Series A Cumulative Redeemable Preferred Stock for Interests In Krupp Government Income Trust, Krupp Government Income Trust II, Krupp Insured Mortgage Limited Partnership, Krupp Insured Plus Limited Partnership, Krupp Insured Plus II Limited Partnership, and Krupp Insured Plus III Limited Partnership dated as of ________, 2002.

          "FINAL ADJUSTMENT DATE" shall have the meaning set forth in Section
5.1.

          "GENERAL PARTNER" shall have the meaning set forth in the Recitals to this Agreement.

          "GP ASSIGNMENT" shall have the meaning set forth in Section 6.2(B).

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          "GP INTERESTS" shall mean the GP Transferor's general partnership interests in WPT and Century Associates.

          "GP TRANSFEROR" shall have the meaning set forth in the Recitals to this Agreement.

          "GP TRANSFEROR CLOSING DOCUMENTS" shall have the meaning set forth in
Section 6.2.

          "HANNIBAL REAL PROPERTY" shall have the meaning set forth in the Recitals to this Agreement.

          "KNOWLEDGE" or "KNOWN" or grammatical variations thereof, when used in reference to the Transferors, shall mean the actual knowledge (as opposed to constructive, deemed or imputed knowledge), acquired without independent investigation, of any of [INSERT APPLICABLE EXECUTIVES]. Whenever reference is herein made to the receipt of notice (written or oral) by the Transferors, KRF3, KR5 or any Subsidiary, as the case may be, the same shall mean only a notice "KNOWN" to the Transferor as such term is defined above.

          "KR5" shall have the meaning set forth in the Recitals to this Agreement.

          "KRF3" shall have the meaning set forth in the Recitals to this Agreement.

          "KRF3 CO-TENANT" shall have the meaning set forth in the Recitals to this Agreement.

          "KRF3/KR5 ASSIGNMENT" shall have the meaning set forth in Section 6.1(A).

          "KRF3/KR5 TRANSFEROR" shall have the meaning set forth in the Recitals to this Agreement.

          "KRF3/KR5 TRANSFEROR CLOSING DOCUMENTS" shall have the meaning set forth in Section 6.1.

          "KRF3 PROPERTIES" shall have the meaning set forth in the Recitals to this Agreement.

          "KRF3 TENANCY-IN-COMMON AGREEMENT" shall have the meaning set forth in the Recitals to this Agreement.

          "KRF GP" shall have the meaning set forth in the Recitals to this Agreement.

          "LEASES" shall mean those existing leases, tenancies, concessions, licenses and occupancies affecting or relating to the Properties which are listed and described on the schedule of Leases attached as EXHIBIT H hereto (the "SCHEDULE OF LEASES"), together

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with any additions thereto, modifications thereof or substitutions therefor hereafter entered into in the ordinary course of business and consistent with past practices of the Owner Entities.

          "LIENS" shall mean mortgages, deeds of trust, liens, encumbrances, security interests, leases, easements, encroachments, covenants, restrictions, leases and other title and survey defects.

          "LIMITED PARTNERSHIP AGREEMENT" shall mean the Agreement of Limited Partnership of the Partnership dated as of July 22,2002 as the same may be amended or restated from time to time.

          "LOSSES" shall have the meaning set forth in Section 7.8(A).

          "MANAGEMENT AGREEMENTS" shall mean those certain management agreements, and all amendments thereto, dated April 27, 2000, November 14, 2001, April 27, 2002, April 27, 2000, January 1, 2002, between the Manager and the Owner Entities with respect to the Properties.

          "MANAGER" shall mean BRI OP Limited Partnership a Delaware limited partnership.

          "MEMBERSHIP INTERESTS" shall have the meaning set forth in the Recitals hereto.

          "MI CONSIDERATION" shall have the meaning set forth in Section 3.1(A).

          "MORTGAGES" shall mean the fee mortgages or deeds of trust encumbering the Properties, which Mortgages and security interests are more particularly described in the schedule of Mortgages attached as EXHIBIT I hereto (the "SCHEDULE OF MORTGAGES").

          "NOTICES" shall mean all notices, demands or requests made pursuant to, under or by virtue of this Agreement.

          "OPERATING AGREEMENTS" shall mean the [Operating Agreements] of KRF3 and KR5, as the same may be amended or restated from time to time.

          "OWNER ENTITY" shall mean each of Walden Pond, Seasons, Century Associates, DOH and, as to the beneficial interests in the KRF3 Properties, KRF3 and the KRF3 Co-Tenant.

          "PARTNERSHIP CLOSING DOCUMENTS" shall have the meaning set forth in
Section 6.3.

          "PARTNERSHIP SUB" shall have the meaning set forth in the Recitals to this Agreement.

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          "PARTNERSHIP SUB CLOSING DOCUMENTS" shall have the meaning set forth in Section 6.4.

          "PARTNERSHIP UNIT" shall mean a common limited partnership unit in the Partnership.

          "PERMITTED EXCEPTIONS" shall mean all encumbrances on title (not including mortgages, deeds of trusts, mechanics' liens, judgment liens and other monetary liens) which would not have a material adverse effect on the business, operation or current use of any of the Properties. Without limiting the foregoing, Permitted Exceptions shall include all Leases.

          "PROPERTIES" shall have the meaning set forth in the Recitals hereto.

          "RENT ARREARAGES" shall mean Rents due and payable prior to but unpaid as of the Cutoff Date, but shall not include additional amounts due after the Closing Date by reason of year-end or other adjustments provided for in Leases.

          "RENTS" shall mean fixed, additional and other amounts payable to an Owner Entity by the tenant under a Lease.

          "SCHEDULE OF LEASES" shall have the meaning set forth in Section
7.6(B).

          "SCHEDULE OF ARREARAGES" shall have the meaning set forth in Section 5.1.

          "SEASONS" shall have the meaning set forth in the Recitals to this Agreement.

          "SEASONS PROPERTY" shall have the meaning set forth in the Recitals to this Agreement.

          "SERVICE CONTRACTS" shall have the meaning set forth in Section
7.5(M).

          "SUBSIDIARIES" shall mean WPT, Seasons, Walden Pond, Walden LLC, Century LLC and Century Associates (each individually, a "SUBSIDIARY").

          "SUBSIDIARY PARTNERSHIP AGREEMENTS" shall mean the [Partnership Agreements] of WPT and Century Associates, as the same may be amended or restated from time to time.

          "TENANT IN COMMON INTEREST" shall have the meaning set forth in the Recitals to this Agreement.

          "TENANTS" shall mean tenants, subtenants and/or occupants under the Leases.

          "TRANSFERORS" shall have the meaning set forth in the Recitals to this Agreement.

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          "WALDEN POND" shall have the meaning set forth in the Recitals to this
Agreement.

          "WALDEN POND PROPERTY" shall have the meaning set forth in the Recitals to this Agreement.

          "WPT" shall have the meaning set forth in the Recitals to this Agreement.

          "WPT GP INTERESTS" shall have the meaning set forth in the Recitals to this Agreement.

          1.2 REFERENCES. All references in this Agreement to particular Sections or Articles shall, unless expressly otherwise provided, or unless the context otherwise requires, be deemed to refer to the specific Sections or Articles in this Agreement, and any references to "Exhibit" shall, unless otherwise specified, refer to one of the Exhibits annexed hereto and, by such reference, made a part hereof. The words "herein," "hereof," "hereunder," "hereinafter," "hereinabove" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or article hereof.

          1.3 GENDER AND NUMBER. Words of any gender shall include the other gender and the neuter. Whenever the singular is used, the same shall include the plural wherever appropriate, and whenever the plural is used, the same shall also include the singular wherever appropriate.

                                   ARTICLE II

                       CONTRIBUTION AND PURCHASE AND SALE

          2.1 COVENANT. In consideration of the mutual covenants and agreements hereinafter set forth and subject to and in accordance with the terms, provisions, covenants and conditions more particularly set forth in this Agreement, (i) the KRF3/KR5 Transferor agrees to contribute all of the Membership Interests to the Partnership on the Closing Date, and the Partnership agrees to accept such Membership Interests from the KRF3/KR5 Transferor, and to assume all obligations of the KRF3/KR5 Transferor under the Operating Agreements and (ii) the GP Transferor agrees to sell to the Partnership Sub, and the Partnership Sub agrees to purchase from the GP Transferor, the DOH Stock and the GP Interests on the Closing Date, and the Partnership Sub agrees to assume all of the obligations of the GP Transferor under the Subsidiary Partnership Agreements.

          2.2    "AS IS".

                 (A) The Partnership agrees to accept the Membership Interests without representation or warranty (including any representation or warranty relating to the Properties or the condition thereof) from the KRF3/KR5 Transferors or any other person or entity, except as may be expressly set forth in this Agreement.

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                 (B)    The Partnership Sub agrees to accept the GP Interests
and the DOH Stock without representation or warranty (including any representation or warranty relating to the Properties or the condition thereof) from the GP Transferor or any other person or entity, except as may be expressly set forth in this Agreement.

                                   ARTICLE III

                                  CONSIDERATION

          3.1    CONSIDERATION.

                 (A) The KRF3/KR5 Transferor and the Partnership agree that the consideration for the Membership Interests (the "MI CONSIDERATION") to be contributed by the KRF3/KR5 Transferor to the Partnership pursuant to this Agreement shall be that number of Partnership Units determined by subtracting from $152,470,000 the aggregate amount of indebtedness to which the Properties are subject as of the Closing Date and dividing the difference by $[10] (it being agreed that the number of Partnership Units to be issued as so determined shall be rounded to the nearest whole number).

                 (B)    The GP Transferor and the Partnership Sub agree that
(i) the consideration for the GP Interests (the "GP CONSIDERATION") shall be ten
(10) Dollars and (ii) the consideration for the DOH Stock (the "DOH Consideration" and, together with the MI Consideration and the GP Consideration, the "CONSIDERATION") shall be ten (10) dollars.

          3.2    ASSUMPTION OF OBLIGATIONS.

                 (A) Effective as of the Closing Date, the Partnership will assume all of the obligations of the KFR3 and KR5 Transferor under the Operating Agreements, to the extent accruing after the Closing.

                 (B) Effective as of the Closing Date, the Partnership Sub will assume all of the obligations of GP Transferor under the Subsidiary Partnership Agreements, to the extent accruing after the Closing.

                                   ARTICLE IV

                                  CLOSING DATE

          The Closing shall take place either (i) on the closing date of the Exchange Offer (provided that if the Exchange Offer shall expire without being extended or shall otherwise terminate, then this Agreement shall automatically terminate simultaneously with such expiration or termination and, except with respect to rights and obligations which expressly survive the termination of this Agreement, neither party shall have any further rights or obligations hereunder) or (ii) on such other date as shall be agreed to by the parties hereto, at such location as the Partnership shall designate. The consummation

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of the transactions contemplated hereby shall be referred to herein as the
"CLOSING" and the date on which the Closing occurs shall be herein referred to as the "CLOSING DATE."

                                    ARTICLE V

                           APPORTIONMENTS AND PAYMENTS

          5.1 ITEMS TO BE APPORTIONED. The following items with respect to the Properties shall be apportioned between the KRF3/KR5 Transferor and the Partnership at the Closing as of the Cutoff Date, and the KRF3/KR5 Transferor's share of the net amount thereof (i.e., 91.382% in the case of the KRF3 Properties, 100% in the case of the Walden Pond Property and the Seasons Property and 75.82% in the case of the Century Property) shall be paid in cash to the KRF3/KR5 Transferor or the Partnership, as the case may be, at the Closing, subject to further adjustments if required up to six (6) months thereafter (the "FINAL ADJUSTMENT DATE") as hereinafter provided:

                 (A) real property taxes and assessments (or installments thereof) on the basis of the fiscal year for which payable;

                 (B)    water rates and charges;

                 (C)    sewer taxes and rents;

                 (D)    interest payable under the Mortgages;

                 (E) annual permit, license and inspection fees, if any, on the basis of the fiscal year for which levied;

                 (F) fuel oil and liquid propane gas, if any, at the cost per gallon or cubic foot most recently charged to the Owner Entities with respect to the Properties, based on the supplier's measurements thereof, plus sales taxes thereon;

                 (G)    Rents as and when collected;

                 (H) amounts payable by the Owner Entities under the Contracts and the Management Agreements including, without limitation, reimbursements due to, or accrued as of, the Cutoff Date for salaries, wages and other employee benefits and charges (including accrued vacation pay, pension contributions and other similar benefits) payable or accrued to on-site employees of the Properties;

                 (I) except as may be set forth below, all other items customarily apportioned in connection with the transfer of similar properties similarly located.

          5.2 RE-PRORATION OF IMPOSITIONS. If the real property taxes, water rates and charges and sewer taxes and rents relating to the Properties are not finally fixed before the Cutoff Date, the apportionments thereof made at the Closing shall be based upon the real property taxes, water rates and charges and sewer taxes and rents assessed

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for the preceding fiscal year or applicable billing period and, after the real property taxes, water rates and charges and sewer taxes and rents are finally fixed, the KRF3/KR5 Transferor and the Partnership shall make a recalculation of the apportionment of the same, and the KRF3/KR5 Transferor or the Partnership, as the case may be, shall promptly make an appropriate settlement with the other based upon such recalculation.

          5.3 UTILITIES. Water rates and charges, sewer taxes and rents and gas and electricity charges for the Properties shall be prorated pursuant to
Section 5.1, based upon the per diem charges obtained by using the most recent period for which such readings shall then be available. On the subsequent taking of actual readings, the apportionment of such charges shall be recalculated and the apportionment between the KRF3/KR5 Transferor and the Partnership readjusted and settled based upon such readings.

          5.4 RENT ARREARAGES. Rents collected or received from a Tenant which, as of the Closing Date, was in arrears in the payment of Rents, shall be applied as follows: (i) in the case of Rents received from a Tenant which, as at the Cutoff Date, was not more than two (2) months in arrears in the payment of Rents, the Rents so collected shall be applied first to such arrears and then to any other amounts which may then be due after the Cutoff Date; and (ii) in the case of Rents received from a Tenant which, as at the Cutoff Date, was more than two (2) months in arrears in the payment of Rents, the Rents so collected shall first be applied to any amounts due after the Cutoff Date and any balance remaining shall be applied to the arrears. All costs and expenses incurred by the Owner Entities in bringing any action or proceeding to collect Rent Arrearages from any Tenant who is delinquent on the Closing Date shall, to the extent of the Partnership's (or the applicable Subsidiary's) share thereof under the KRF3 Tenancy-in-Common Agreement and the Century Operating Agreement, be borne by the Partnership and the KRF3/KR5 Transferor in proportion to the collected amounts (or the share thereof) to which each may be entitled hereunder and the KRF3/KR5 Transferor's portion may be deducted from the amounts otherwise to be remitted to the KRF3/KR5 Transferor. The KRF3/KR5 Transferor shall have no right with respect to Rent Arrearages collected after the Final Adjustment Date; PROVIDED, HOWEVER, if an Owner Entity shall institute a legal action or litigation to collect any portion of such Rent Arrearages after the Closing Date and prior to the Final Adjustment Date, the KRF3/KR5 Transferor shall retain the right to receive its share of such Rent Arrearages, net of litigation costs and expenses, if collected.

          5.5 SECURITY DEPOSITS. The Schedule of Leases includes a schedule setting forth the unapplied portion of any security deposits which have been deposited with the Owner Entities or their agents (or with any predecessors in interest to the Owner Entities with respect to the Properties to the extent said predecessors have turned over security deposits to an Owner Entity or given an Owner Entity a credit therefor) by any Tenants. The KRF3/KR5 Transferor shall pay to the Partnership in cash at the Closing the KRF3/KR5 Transferor's share of the aggregate amount of the security deposits set forth on such schedule which are no longer on deposit with the Owner Entities. The Partnership shall pay to the KRF3/KR5 Transferor in cash at the Closing the KRF3/KR5 Transferor's share of the aggregate amount of interest accrued prior to the Closing Date

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on any security deposits held by the Owner Entities except to the extent such interest is required to be paid to any Tenants pursuant to their respective Leases.

          5.6 RESERVES AND DEPOSITS. The KRF3/KR5 Transferor's share of the amount of any reserves, escrow deposits or accruals made with, or held by, the holders of any Mortgages or any insurance carriers, together with all interest earned thereon, if any, which is payable to the Owner Entities, for real property taxes and assessments, insurance premiums or other items shall be paid to the KRF3/KR5 Transferor at the Closing by the Partnership.

          5.7    SETTLEMENT OF ADJUSTMENTS.

                 (A) On or before the Final Adjustment Date, the adjustments made as of the Closing Date shall be adjusted for any differences between the actual apportionment or adjustment based on calculations as of the Cutoff Date and the amount thereof estimated on the Closing Date and the net amount of any such adjustments shall be paid to the Partnership or to the KRF3/KR5 Transferor. Any payments which are due on or after the Final Adjustment Date and are attributable to periods on or before the Cutoff Date will be apportioned within ninety (90) days of receipt of such payment and the net amount of any such adjustments shall be paid to the Partnership or to the KRF3/KR5 Transferor.

                 (B) Any errors or omissions in computing apportionments at the Closing shall be corrected promptly after their discovery.

                 (C)    Net prorations and adjustments made pursuant to this
Article V as of the Closing Date and from time to time after the Closing shall be made in cash.

          5.8 INSPECTION OF BOOKS AND RECORDS. Prior to Closing and upon request of the Partnership, the KRF3/KR5 Transferor shall from time to time make available for inspection by the Partnership or its designee, at the place or places where they are regularly kept and maintained, during reasonable business hours, the records and books of account relating to the Properties and, during such inspection, shall permit extracts and copies to be made from said records and books of account, at the Partnership's expense. The KRF3/KR5 Transferor shall have the right from time to time subsequent to the Closing to examine and audit the records and books of account relating to the Properties.

          5.9 [SCHEDULE OF RENT ARREARAGES. Attached as EXHIBIT J hereto is a schedule of Rent Arrearages (the "SCHEDULE OF RENT ARREARAGES"), which schedule sets forth each Tenant which is in arrears under a Lease and the items of Rents with respect to which such Tenant is in arrears as of the Cutoff Date, the amount of each item and the period of such arrearage.]

          5.10 SURVIVAL. Unless otherwise provided in this Article V, the provisions of this Article V shall survive until thirty days after the Final Adjustment Date except with respect to claims made prior to the end of such thirty-day period.

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                                                                              13

                                   ARTICLE VI

                                CLOSING DOCUMENTS

          6.1 KRF3/KR5 TRANSFEROR CLOSING DOCUMENTS. At the Closing (or subsequent thereto with respect to documents contemplated by subsection (E) below), and simultaneously with the issuance to the KRF3/KR5 Transferor of the Partnership Units by the Partnership (plus payment of any sums which the Partnership has agreed herein to pay to the KRF3/KR5 Transferor at the Closing, but less any credits to which the Partnership may be entitled hereunder), and simultaneously with the Partnership's delivery of all of the Partnership Closing Documents, the KRF3/KR5 Transferor shall deliver, or cause to be delivered, the following documents (herein referred to collectively as the "KRF3/KR5 TRANSFEROR CLOSING DOCUMENTS"):

                 (A) An instrument ("KRF3/KR5 ASSIGNMENT") in form reasonably satisfactory to the KRF3/KR5 Transferor and the Partnership, assigning the Membership Interests to the Partnership (but without warranty or representation, it being agreed that all representations and warranties with respect to the Membership Interests are set forth in this Agreement).

                 (B) An affidavit of the KRF3/KR5 Transferor stating its U.S. taxpayer identification number or social security number and that it is a "UNITED STATES PERSON," as defined by Internal Revenue Code section 1445(f)(3) and section 7701(b).

                 (C) A duly executed and acknowledged Secretary's Certificate certifying that the [managing member] of the KRF3/KR5 Transferor has duly adopted resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated (a copy of which resolutions shall be annexed to or incorporated in such certificate).

                 (D)    An updated set of Schedules G, H, J and L to this
Agreement.

                 (E) Such other documents, instruments or agreements which the KRF3/KR5 Transferor is required to deliver to the Partnership pursuant to the provisions of this Agreement or which the Partnership may, either at or subsequent to the Closing, reasonably deem necessary in order to consummate the transactions contemplated by this Agreement.

          6.2 GP TRANSFEROR CLOSING DOCUMENTS. At the Closing (or subsequent thereto with respect to documents contemplated by subsection (G) below), and simultaneously with the payment to the GP Transferor of the DOH Consideration and the GP Consideration by the Partnership Sub, and simultaneously with the Partnership Sub's delivery of all of the Partnership Sub Closing Documents, the GP Transferor shall deliver, or cause to be delivered, the following documents to the relevant parties (herein referred to collectively as the "GP TRANSFEROR CLOSING DOCUMENTS"):

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                                                                              14

                 (A) Stock certificates representing the DOH Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

                 (B) An instrument ("GP ASSIGNMENT") in form reasonably satisfactory to the GP Transferor and the Partnership Sub, assigning the GP Interests to the Partnership Sub (but without warranty or representation, it being agreed that all representations and warranties with respect to the GP Interests are set forth in this Agreement).

                 (C) An amendment to the limited partnership certificate of each of WPT and Century Associates, evidencing the withdrawal of the GP Transferor, and the admission of the Partnership Sub, as the sole general partner of such partnership.

                 (D) An affidavit of the GP Transferor stating its U.S. taxpayer identification number or social security number and that it is a "UNITED STATES PERSON," as defined by Internal Revenue Code section 1445(f)(3) and section 7701(b).

                 (E) Duly signed resignations, effective immediately after the Closing, of all officers and directors of DOH, except for such officers and directors as are designated by the Partnership Sub.

                 (F) Copies of the certificate of incorporation and by-laws, or comparable instruments, the minute books and stock transfer records, or comparable records, of DOH as in effect on the Closing Date.

                 (G) Such other documents, instruments or agreements which the GP Transferor is required to deliver to the Partnership Sub pursuant to the provisions of this Agreement or which the Partnership or Partnership Sub may, either at or subsequent to the Closing, reasonably deem necessary in order to consummate the transactions contemplated by this Agreement.

          6.3 PARTNERSHIP CLOSING DOCUMENTS. At the Closing (or subsequent thereto with respect to documents contemplated by subsection (C) below), simultaneously with the KRF3/KR5 Transferor's delivery of the KRF3/KR5 Transferor Closing Documents, the Partnership shall deliver to the KRF3/KR5 Transferor the following documents (herein referred to collectively as the "PARTNERSHIP CLOSING DOCUMENTS"):

                 (A) An Amended and Restated Agreement of Limited Partnership of the Partnership, in the form previously provided to the KRF3/KR5 Transferor, executed by BIR and the General Partner, to be executed by the KRF3/KR5 Transferor and providing for, among other things, the issuance to the KRF3/KR5 Transferor of the Partnership Units which the KRF3/KR5 Transferor is to receive pursuant to the terms of this Agreement.

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                                                                              15

                 (B)    An executed counterpart of the instrument referred to in
Section 6.1(A) above, evidencing the Partnership's assumption of the obligations of the KRF3/KR5 Transferor under the Operating Agreements.

                 (C) Such other documents, instruments or agreements, if any, which the Partnership may be required to deliver to the KRF3/KR5 Transferor pursuant to the provisions of this Agreement or which the KRF3/KR5 Transferor may, either at or subsequent to the Closing reasonably deem necessary to consummate the transactions contemplated by this Agreement.

          6.4 PARTNERSHIP SUB CLOSING DOCUMENTS. At the Closing (or subsequent thereto with respect to the documents contemplated by subsection (C) below), simultaneously with the GP Transferor's delivery of the GP Transferor Closing Documents, Partnership Sub shall deliver to the GP Transferor the following documents (the "PARTNERSHIP SUB TRANSFEROR CLOSING DOCUMENTS"):

                 (A) An executed counterpart of the GP Assignment, evidencing Partnership Sub's assumption of the obligations of the GP Transferor under the Subsidiary Partnership Agreements;

                 (B)    An executed counterpart of the instrument referred to in
Section 6.2(C); and

                 (C) Such other documents, instruments or agreements which Partnership Sub is required to deliver to the GP Transferor pursuant to the provisions of this Agreement or which the Transferors may, either at or subsequent to the Closing, reasonably deem necessary in order to consummate the transactions contemplated by this Agreement.

          6.5 FURTHER ASSURANCES. The Transferors, the Partnership and the Partnership Sub agree, at any time and from time to time after the Closing, to execute, acknowledge where appropriate and deliver such further instruments and documents and to take such other action as the other of them may reasonably request in order to carry out the intent and purpose of this Agreement. The provisions of this Section 6.4 shall survive the Closing.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

          7.1 INVESTMENT REPRESENTATIONS. The KRF3/KR5 Transferor, for itself and for each direct or indirect partner in the KRF3/KR5 Transferor, hereby acknowledges that it (i) has been given full and complete access to the Partnership and its management in connection with this Agreement and the transactions contemplated hereby, (ii) has had the opportunity to review all documents relevant to its decision to enter into this Agreement, and (iii) has had the opportunity to ask questions of the Partnership and its management concerning its investment in the Partnership and the

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                                                                              16

transactions contemplated hereby. The KRF3/KR5 Transferor acknowledges that it understands that the Partnership Units to be acquired by it hereunder will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering, and will not be registered or qualified under any applicable state securities laws. The KRF3/KR5 Transferor represents that (i) it is acquiring such Partnership Units for investment only and not with any view toward distribution thereof in violation of any applicable securities laws, and it will not sell or otherwise dispose of such Partnership Units except in compliance with the registration requirements or exemption provisions of any applicable securities laws and in accordance with the terms of the Limited Partnership Agreement, (ii) its economic circumstances are such that it is able to bear all risks of the investment in the Partnership Units for an indefinite period of time, including the risk of a complete loss of its investment in the Partnership Units, (iii) it has knowledge and experience in financial and business matters sufficient to evaluate the risks of investment in the Partnership Units, and (iv) it has consulted with its own counsel and tax advisors, to the extent deemed necessary by it, as to all legal and taxation matters covered by this Agreement and has not relied upon the Partnership for any explanation of the application of the various United States or state securities laws or tax laws with regard to its acquisition of the Partnership Units. The KRF3/KR5 Transferor further acknowledges and represents that it has made its own independent investigation of the Partnership and the business proposed to be conducted by the Partnership. Such investigation does not affect the KRF3/KR5 Transferor's right to rely on the representations and warranties of the Partnership contained in this Agreement and the Limited Partnership Agreement. The representations and warranties contained in this Section shall survive the Closing without limitation of time.

          7.2 PARTNERSHIP AND PARTNERSHIP SUB ACKNOWLEDGMENTS. The Partnership and the Partnership Sub represent, warrant, acknowledge and agree that (a) they have made an independent investigation and examination of the Properties (and all matters related thereto), is familiar with the physical condition of the Properties, and have reviewed (i) the Leases, (ii) the Mortgages, (iii) the Contracts and (iv) the Environmental Reports and (b) except as, and solely to the extent, expressly set forth in this Agreement, neither the Transferors nor any officer, employee, partner, agent or attorney of either of the Transferors has made any oral or written representations, warranties or statements of any nature or kind whatsoever to the Partnership or Partnership Sub, or its officers, employees, partners, agents or attorneys, whether express or implied, with respect to the Properties, KRF3, KR5, DOH or the Subsidiaries, except as, and solely to the extent, expressly set forth in this Agreement. Such examination does not affect the Partnership's right to rely on the representations and warranties contained in this Agreement. The Partnership and Partnership Sub further agree that the Transferors shall not be bound in any manner whatsoever by any guarantees, promises, projections, operating statements, set-ups or other information pertaining to the Properties, KRF3, KR5, DOH or the Subsidiaries made, furnished or claimed to have been made or furnished by the Transferors or the Subsidiaries or any other person or entity, including, without limitation, any officer, trustee, partner, employee, agent, attorney or other person representing or purporting to represent the Transferors or the Subsidiaries or any other person or entity, whether orally or in writing, except as, and

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                                                                              17

solely to the extent, expressly set forth in this Agreement. The representations and warranties contained in this Section shall survive the Closing without limitation of time.

          7.3 PARTNERSHIP AND PARTNERSHIP SUB REPRESENTATIONS AND WARRANTIES. In addition to any other representations and warranties of the Partnership herein contained, the Partnership and Partnership Sub further represent and warrant to the Transferors as follows:

                 (A) The Partnership is a limited partnership and Partnership Sub is a limited liability company, in each case duly organized under the laws of the State of Delaware with full right, power and authority to fulfill all of its obligations hereunder or as herein contemplated.

                 (B) The execution and delivery by the Partnership of this Agreement and the Partnership Closing Documents and the consummation by the Partnership of the transactions contemplated by this Agreement have been duly authorized by all requisite action of the Partnership and no other action or approval is required to enable the Partnership to consummate the transactions contemplated by this Agreement and the Partnership Closing Documents in accordance with the terms hereof and thereof. This Agreement and the Partnership Closing Documents have been duly executed and delivered by the Partnership, or an authorized representative of the Partnership, and constitute a legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with the terms hereof and thereof, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                 (C) No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or authority or any other person or entity (in each case, a "CONSENT") is required to be made, obtained or given by the Partnership in connection with the execution, delivery and performance of this Agreement by the Partnership.

                 (D) Assuming compliance with the terms of this Agreement and the Limited Partnership Agreement by the parties thereto other than the Partnership, none of the execution, delivery or performance of this Agreement by the Partnership does or will, with or without the giving of notice, lapse of time or both, violate, conflict with or constitute a default under any term or condition of (i) the Limited Partnership Agreement or any agreement to which the Partnership is a party or by which the Partnership is bound whether or not such agreement relates specifically to the Properties, or (ii) any terms or provisions of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Partnership.

                 (E) The representations and warranties made with respect to the Partnership in Section 7.3(B), (C) and (D) are true and correct with respect to Partnership Sub, except that for purposes of said Section (B), the term "Partnership", as used in such

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                                                                              18

section, shall be deemed to refer to Partnership Sub, the term "Partnership Closing Documents" as used in such section, shall be deemed to refer to the Partnership Sub Closing Documents and references in such section to the Limited Partnership Agreement shall be deemed references to the organizational documents of the Partnership Sub.

          7.4 KRF3/KR5 TRANSFEROR REPRESENTATIONS AND WARRANTIES. In addition to any other representations and warranties of the KRF3/KR5 Transferor herein contained, the KRF3/KR5 Transferor represents and warrants to the Partnership as follows:

                 (A) AUTHORITY. The KRF3/KR5 Transferor has been duly organized and is validly existing as a limited liability company with all requisite power and authority to own the Membership Interests, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the KRF3/KR5 Transferor Closing Documents and any other documents contemplated by this Agreement. The KRF3/KR5 Transferor is not a "FOREIGN PERSON" within the meaning of sections 1445(f) and 7701(b) of the Internal Revenue Code.

                 (B) DELIVERY. The KRF3/KR5 Transferor has furnished the Partnership with true, correct and complete copies of the Operating Agreements, the Subsidiary Partnership Agreements, the Century Operating Agreement (as it exists on the date hereof) and the KRF3 Tenancy-in-Common Agreement, which agreements are in full force and effect, and no party to such agreements is in default in any material respect thereunder.

                 (C) MEMBERSHIP INTERESTS. KRF3/KR5 Transferor owns the Membership Interests free and clear of all Liens.

                 (D) ENFORCEABILITY. The execution, delivery and performance of this Agreement and the KRF3/KR5 Transferor Closing Documents by the KRF3/KR5 Transferor have been duly and validly authorized by all necessary actions of the KRF3/KR5 Transferor. This Agreement and the KRF3/KR5 Transferor Closing Documents have been duly and validly executed and delivered by the KRF3/KR5 Transferor. This Agreement and the KRF3/KR5 Transferor Closing Documents are valid and binding upon, and enforceable against, the KRF3/KR5 Transferor in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          7.5 GP TRANSFEROR REPRESENTATIONS AND WARRANTIES. In addition to any other representations and warranties of the GP Transferor herein contained, the GP Transferor represents and warrants to the Partnership Sub as follows:

                 (A) AUTHORITY. The GP Transferor has been duly organized and is validly existing as a Massachusetts corporation with all requisite power and authority to own the GP Interests and the DOH Stock and to conduct the business in which it is

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                                                                              19

engaged and to enter into and perform its obligations under this Agreement, the GP Transferor Closing Documents and any other documents contemplated by this Agreement. The GP Transferor is not a "FOREIGN PERSON" within the meaning of sections 1445(f) and 7701(b) of the Internal Revenue Code.

                 (B)    DELIVERY.

                        (a) The GP Transferor has furnished or made available to the Partnership Sub (i) true and complete copies of the certificate of incorporation and by-laws, or comparable instruments, of DOH as in effect on the date thereof, (ii) true and complete records in all material respects of the minute books of DOH as in effect on the date thereof an (iii) true and complete copies of the stock transfer records of DOH as in effect as of the date thereof.

                 (C) OWNERSHIP OF GP INTEREST AND DOH STOCK. The GP Transferor owns the GP Interests and the DOH Stock free and clear of all Liens.

                 (D) DOH STOCK. Except for the DOH Stock being transferred hereunder, there are no shares of capital stock of DOH issued, reserved for issuance or outstanding. All of the DOH Stock is duly authorized and validly issued, fully paid and non-assessable.

                 (E) DOH OUTSTANDING RIGHTS. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from DOH any of the capital stock or any other security of DOH, and there is no outstanding security of any kind of DOH convertible into any such capital stock or security.

                 (F) ENFORCEABILITY. The execution, delivery and performance of this Agreement and the GP Transferor Closing Documents by the GP Transferor have been duly and validly authorized by all necessary actions of the GP Transferor. This Agreement and the GP Transferor Closing Documents have been duly and validly executed and delivered by the GP Transferor. This Agreement and the GP Transferor Closing Documents are valid and binding upon, and enforceable against, the GP Transferor in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          7.6 TRANSFERORS' JOINT REPRESENTATIONS AND WARRANTIES. In addition to any other representations and warranties of the Transferors herein contained, the Transferors represent and warrant to the Partnership and Partnership Sub as follows:

                 (A) CONFLICTS. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby by the Transferors does not and will not (i) violate or conflict with the operating agreement of the KRF3/KR5 Transferor or the organizational documents of the GP Transferor, KRF3, KR5 or any

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                                                                              20

Subsidiary, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting either of the Transferors, KRF3, KR5 or any Subsidiary, (iii) assuming all required consents of third parties are obtained, breach the provisions of, or constitute a default under, any contract, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement obligation to which either of the Transferors, KRF3, KR5 or any Subsidiary is a party or by which the Transferors, KRF3, KR5 or any Subsidiary is bound (including without limitation the KRF3 Tenancy-in-Common Agreement or the Century Operating Agreement), (iv) violate or conflict with any law or governmental regulation or permit applicable to Transferors, KRF3, KR5 or any Subsidiary, or (v) require any authorization, approval, consent, license, exemption of or filing or registration (in each case, a "consent") with any court or governmental department, commission, board, bureau, agency or instrumentality, foreign or domestic or any other person or entity (except for those consents listed in Schedule 7.6 (A) hereto), which consents have been obtained and true and correct copies of which consents have been made available to the Partnership.

                 (B) LEASES. The Schedule of Leases (the "SCHEDULE OF LEASES") sets forth with respect to each Lease (whether or not the terms of each Lease has commenced as of the date of such Schedule) (i) the name of the Tenant under each Lease, (ii) the commencement date of such Lease, (iii) the term of such Lease and (iv) the annual rent payable by such Tenant. This Schedule of Leases is complete and accurate in all material respects, and originals and/or true and complete copies of each such Lease, each modification, amendment, extension and assignment thereof, have heretofore either been furnished to the Partnership or been made available to the Partnership for inspection. To the Transferors' knowledge, there are no other leases affecting any portion of the Properties except as set forth on the Schedule of Leases and except for those, if any, entered into after the date of such Schedule in the ordinary course of business consistent with past practices of the Owner Entities. No Tenant has paid more than one month's rent or other charges in advance, except for security deposits.

                 (C) MODIFICATION OF LEASES. The Leases are unmodified and in full force and effect as of the date of the Schedules of Leases [(except for those designated on the Schedule of Leases as "out for signature"), and constitute the sole agreements and understandings (written or oral) between the Owner Entities and the parties thereto. There have been no changes in the Leases since the date of such Schedules except for those made in the ordinary course of business.

                 (D) LEASE DEFAULTS. Except as set forth in the Schedule of Rent Arrearages and the schedule of litigation attached as EXHIBIT K hereto (the "SCHEDULE OF LITIGATION"), no action, proceeding or arbitration is pending in respect of any Lease, the resolution of which would have a material adverse effect on any of the Properties, and except as set forth in the Schedule of Rent Arrearages, (i) the Transferors have no actual knowledge of any breaches of or defaults under any Lease by the Tenant or landlord thereunder which, in the aggregate for any Property, would have a material adverse effect on such Property, and (ii) all payments payable by or due to the Owner Entities under any Lease to the date of such Schedule have been made and received without any material default thereunder or, to the Transferors' knowledge, without any defenses,

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                                                                              21

counterclaims, offsets, concessions, rebates, credits or allowances having been claimed or given.

                 (E) SECURITY DEPOSITS. All security deposits that have been paid to the Owner Entities by or on behalf of any of the Tenants are as set forth in EXHIBIT L.

                 (F) VIOLATIONS. None of the Transferors, KRF3, KR5 and any Subsidiary has received written notice from any governmental authority claiming or noting with respect to any Property any violation of any federal or local law, regulation, requirement or ordinance, which violation remains uncured, except as set forth in EXHIBIT M.

                 (G) LIABILITIES. Except for (i) obligations and liabilities referred to, or contained in or arising under agreements referred to, in this Agreement (including without limitation the Leases, the Mortgages, the Service Contracts, the Operating Agreements, the KRF3 Tenant-in-Common Agreement, the Century Operating Agreement and the other organizational documents of KRF3, KR5 and the Subsidiaries), including obligations and liabilities for which adjustments are being made under Article V, (ii) matters affecting title to the Properties (including real estate taxes and water and sewer rents not yet due and payable), (iii) requirements of law generally applicable to the Properties and/or KRF3, KR5 and the Subsidiaries (including laws imposing taxes, assessments or other charges or the submission of reports or returns with respect thereto), [(iv) items set forth in the financial statements of KRF3, KR5 and the Subsidiaries], (v) matters which are the subject of the litigations listed (or not required to be listed) in EXHIBIT K, (vi) other liabilities and obligations arising in the ordinary course of business and (vii) items set forth on EXHIBIT N, to the best of the Transferors' knowledge, none of KRF3, KR5, DOH or any Subsidiary has any liabilities or obligations.

                 (H) BUSINESS PURPOSE. KRF3, KR5, DOH and the Subsidiaries have not engaged in any activity or business other than the ownership of interests in Subsidiaries (in the case of KRF3 and KR5) or other Subsidiaries (in the case of the Subsidiaries other than the Owner Entities) or the acquisition, ownership, development, financing, leasing and management of the Properties or interests therein and actions incidental thereto (in the case of the Owner Entities).

                 (I) EMPLOYEES. KRF3, KR5 and the Subsidiaries have no employees other than those set forth on EXHIBIT O, for whom all applicable governmental filings and tax payments have been made. There are no employment, union, collective bargaining, or similar agreements or arrangements between KRF3, KR5 or any of the Subsidiaries and any employees; and, to the Transferors' knowledge and, except as set forth on EXHIBIT P, there are no pending claims which have been asserted in writing or any threatened claim against KRF3, KR5 or any of the Subsidiaries by or on behalf of any employees whose employment relates to the Properties. DOH does not have, nor has it ever had, any employees.

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                                                                              22

                 (J) TAX FILINGS. To the best of the Transferors' knowledge, all Federal, state and local tax returns required to be filed by KRF3, KR5, DOH and the Subsidiaries have been timely, duly and accurately completed and filed, and all Federal, state and local taxes due and payable by any of such entities have been paid in full, except as set forth on EXHIBIT R. No tax certiorari or audit proceedings are currently pending with respect to the Properties except as set forth on EXHIBIT S. The Transferors have delivered or made available to the Partnership true, correct and complete copies of each such tax return in Transferors' possession, if any, filed prior to the date hereof.

                 (K) [FINANCIAL STATEMENTS. The financial statements of KRF3, KR5 and the Subsidiaries for the most recent fiscal year fairly present, in all material respects, their respective financial positions, their respective operations and their respective cash flows for the periods indicated [,all in accordance with generally accepted accounting principles consistently applied]. Such financial statements have been, in all material respects, accurately derived from the books and records of such entities.]

                 (L) INSURANCE. There is in full force and effect with reputable insurance companies casualty and liability insurance with respect to the Properties in compliance with the requirements contained in all applicable Leases and Mortgages. No written notice of cancellation has been received by the Transferors, DOH, KRF3, KR5 or any Subsidiary with respect to any insurance policy maintained by any of such entities and, to the Transferors' knowledge, none is threatened; and none of the Transferors, DOH, KRF3, KR5 and any Subsidiary has received any written notice that any act is required to maintain any such insurance policy which has not heretofore been accomplished.

                 (M) SERVICE CONTRACTS. The Schedule of Contracts lists all service contracts in effect with respect to the Properties (the "SERVICE CONTRACTS"), if any, and except as set forth in the Schedule of Contracts, all such Service Contracts are in full force and effect in accordance with their respective terms as of the date of such Schedule and, together with the Management Agreements, constitute the sole agreements and understandings (written or oral) of the Transferors, DOH, KRF3, KR5 and any Subsidiary with respect to the operation and maintenance of the Properties or any part thereof, and to the Transferors' knowledge, such entities have not given and have not received any written notice of default which remains outstanding with respect thereto. The Transferors have no knowledge of any breaches of or defaults under any service contracts by any party thereunder which would have a material adverse effect on any of the Properties.

                 (N) MANAGEMENT AGREEMENT. The Transferors have heretofore delivered or made available to the Partnership true, correct and complete copies of the Management Agreements. The Management Agreements have not been further modified and are in full force and effect in accordance with their terms as of the date hereof and constitute the sole agreements and understandings (written or oral) of the Transferors, DOH, KRF3, KR5 and any Subsidiary with respect to the management of the Properties or any part thereof. The Transferors have no knowledge of any material breach of or material default under the Management Agreements.

                 (O) LEASING OR BROKERAGE COMMISSIONS. There are no leasing or brokerage commissions which will be due after the Cutoff Date in respect of any Leases.

                 (P) LICENSES AND PERMITS. To the Transferors' knowledge, the Owner Entities hold all licenses, permits and authorizations with respect to the use, operation and occupancy of each Property the failure of which to hold would have a materially adverse effect on the current ownership and operation of such Property.

                 (Q) ENVIRONMENTAL COMPLIANCE. The Transferors have heretofore either furnished to the Partnership or made available to the Partnership for inspection complete and accurate copies of all reports, studies, analyses, Phase I reports, notices from any governmental authority, correspondence or agreements with any person or governmental authority and similar documents relating to environmental matters on, in or under the Properties (collectively, the "ENVIRONMENTAL REPORTS"). Except as disclosed in the Environmental Reports, none of the Transferors, DOH, KRF3, KR5 and any Subsidiary has received any written notice from any governmental entity or other person that the Properties, or current or former operations on the Properties, are not or has not been in compliance with any Environmental Laws or that any such entity has any material liability with respect thereto. To the Transferors' knowledge, except as set forth in the Environmental Reports, there are no underground tanks for Hazardous Materials, active or abandoned, at the Properties and no Hazardous Materials have been released in a reportable quantity (where such a quantity has been established by statute, ordinance, rule, regulation or order) at, on or under the Properties.

                 (R) CONDEMNATION. (i) No condemnation proceeding in which the Transferors, DOH, KRF3, KR5 or any Subsidiary has been served with process is pending with respect to all or any part of any Property, (ii) to the Transferors' knowledge, no condemnation proceeding in which no such process has been served is pending with respect to all or any part of any Property and (iii) to the Transferors' knowledge, no taking in condemnation or by eminent domain is threatened with respect to all or any part of any Property.

                 (S) LITIGATION. Except as set forth on the Schedule of Litigation, there is no litigation, action or suit which is not fully covered by insurance, excluding deductible or retained amounts, and there is no governmental, administrative or arbitration proceeding or investigation before any court or governmental agency or body, domestic or foreign pending or, to the Transferors' knowledge, threatened, before any court or governmental agency or body, domestic or foreign, or any unsatisfied arbitration awards or judicial orders against or affecting the Transferors, DOH, KRF3, KR5 or any of the Subsidiaries or the Properties.

                 (T) BANKRUPTCY. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other similar proceedings are pending or, to the Transferors' knowledge, threatened against the Transferors, DOH, KRF3, KR5 or any of the Subsidiaries, nor are any of such proceedings anticipated or contemplated by the Transferors or any of such entities.

                 (U) MORTGAGES. The Schedule of Mortgages sets forth with respect to each Mortgage (i) the name of the holders thereof, (ii) the unpaid principal balances as of the date hereof, (iii) the annual debt service thereunder, (iv) the maturity date thereof, (v) the estimated balloon payment due thereunder on maturity and (vi) the earliest date of which all notes secured thereby can be prepaid. The Mortgages are in full force and effect, none of the Transferors, DOH, KRF3, KR5 and any of the Subsidiaries has received any written notice of default under any Mortgage, and, to the Transferors' knowledge, no material default on the part of any Owner Entity or any other party thereto, exists under any Mortgage and no event has occurred which with the giving of notice or passage of time, or both, would constitute a material default under any Mortgage. Originals and/or true and complete copies of each Mortgage, all loan documents relating thereto, and each modification and amendment thereof have heretofore either been furnished to the Partnership or been made available to the Partnership for inspection.

                 (V)    TITLE.

                        (a) EXHIBIT F accurately depicts (i) the ownership interests of the KRF3/KR5 Transferor in KRF3 and KR5, (ii) the ownership interests of the GP Transferor in WPT, Century Associates and DOH, (iii) the ownership interests of KRF3, KR5 and the Subsidiaries (other than the Owner Entities) in the Subsidiaries shown as being owned by such entities in such Exhibits and (iv) to the best of Transferors' knowledge, the ownership interests of third parties in the Subsidiaries or the Properties. All of such ownership interests (other than those owned by third parties, as to which no representation is made under this sentence) are held free and clear of all Liens. Each of KRF3, KR5 and each Subsidiary is duly formed, validly existing and in good standing under the laws of its state of formation and is in good standing and duly qualified to conduct business in any state in which such qualification is necessary. None of KRF3, KR5 or any Subsidiary has any subsidiaries except as shown in EXHIBIT F.

                        (b) Each Owner Entity holds a valid title insurance policy ensuring its fee title to its Property (or, in the case of KRF3, its interest as a 91.382% tenant-in-common in fee title to the KRF3 Properties), free and clear of all Liens other than Permitted Exceptions and Liens which have been discharged or otherwise terminated, and no Owner Entity has, since its acquisition of its respective Property, done anything (other than the creation of Permitted Exceptions and Liens which have been discharged or terminated in full) to encumber its title to such Property.

                 (W) EMPLOYEE BENEFIT PLANS. None of KRF3, KR5 and any of the Subsidiaries maintains or has any liability under any employee benefit plan.

          7.7 REGARDING REPRESENTATIONS AND WARRANTIES. At the Closing, the acknowledgments, representations and warranties in Sections 7.1, 7.2, 7.3, 7.4,
7.5 and 7.6 shall be deemed to have been remade on and as of the Closing Date, provided that each party hereto shall, in the case of the representations and warranties set forth in

Sections 7.3, 7.4, 7.5 and 7.6, have the option to update the same so that they reflect facts and circumstances on a current basis.

          7.8    FAILURE TO SATISFY CONDITIONS PRECEDENT TO CLOSING.

                 (A) If any representation or warranty made by the Transferors, as updated, shall be untrue in any material respect on the Closing Date (or if any update shall disclose changed facts or circumstances which alter the representations and warranties previously made by the Transferors in any material respect and which are not the result of actions permitted to be taken by the Transferors under this Agreement and are not reasonably satisfactory to the Partnership) or if any other condition precedent to the obligation of the Partnership to consummate the transactions herein contemplated is unsatisfied as of the Closing Date (including, the delivery of any KRF3/KR5 Transferor Closing Documents or GP Transferor Closing Documents), the Partnership and Partnership Sub shall have the right to terminate this Agreement by Notice in writing delivered to the Transferors on or prior to the Closing Date, in which event this Agreement, and the rights and obligations of the parties hereto (other than rights and obligations which are expressly stated herein to survive the termination of this Agreement), shall terminate upon delivery of such Notice without liability on the part of any party hereto.

                 (B) If any representation or warranty made by the Partnership in Section 7.3, as updated, shall be untrue in any material respect on the Closing Date (or if any update shall disclose facts or circumstances which alter the representations and warranties previously made by the Partnership in any material respect and which are not the result of actions permitted to be taken by the Partnership under this Agreement and are not reasonably satisfactory to the Transferors) or if the Partnership Closing Documents or Partnership Sub Closing Documents identified in Section 6.3 or 6.4 have not been delivered on the Closing Date, the Transferors shall have the right to elect to terminate this Agreement by Notice in writing delivered to the Partnership on or prior to the Closing Date, in which event this Agreement, and the rights and obligations of the parties hereto (other than rights and obligations which are expressly stated herein to survive the termination of this Agreement), shall terminate upon delivery of such Notice without liability on the part of any party hereto.

          7.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Partnership and Partnership Sub in Section 7.3 and by the Transferors in Sections 7.4. 7.5 and 7.6, as updated as of the Closing Date, shall survive for one year after the Closing Date; provided, however that no claim for breach of any representation or warranty in Sections 7.3, 7.4, 7.5 or
7.6 or for indemnification under Section 7.10 may be maintained by the Partnership, Partnership Sub, or the Transferors unless the Partnership, Partnership Sub, or the Transferors, as the case may be, shall have delivered a written Notice specifying in reasonable detail such claim to the Partnership, Partnership Sub, or the Transferors, as applicable, which Notice shall be delivered for any representation or warranty in Sections 7.3, 7.4, 7.5 or 7.6 on or before the first anniversary of the Closing Date (and, if such Notice is so delivered, such claim shall survive until the expiration of the statute of limitations applicable thereto).

          7.10   INDEMNIFICATION.

                 (A) Subject to the limitations set forth in Section 7.11 and the provisions of Section 7.9, the Partnership shall indemnify and hold the Transferors and each member or shareholder thereof (and their respective officers, directors and employees) harmless from and against any claim, loss, damage, expense, cost (including reasonable attorney's fees and disbursements) or liability (including liabilities arising by reason of damages incurred by a Party or other person) (collectively, "LOSSES") resulting from a breach by the Partnership of any representation, warranty or covenant contained in this Agreement; provided, however, that this indemnity shall not apply to the KRF3/KR5 Transferor in its capacity as a limited partner of the Partnership, with respect to which the provisions of the Limited Partnership Agreement shall control.

                 (B) Subject to the limitations set forth in Section 7.11 and the provisions of Section 7.9, the Transferors shall indemnify and hold the Partnership, Partnership Sub, BIR and the General Partner, and their respective members, officers, directors and employees, harmless from and against any Losses resulting from a breach by the Transferors, or either of them, of any representation, warranty or covenant contained in this Agreement.

          7.11 LIMITATIONS ON INDEMNIFICATION. The indemnification provided for in Section 7.10 shall be subject to the following limitations:

                 (A) The Partnership may only seek recourse in respect of the Transferors' indemnification obligation in Section 7.10(B) against the Partnership Units issued to the KRF3/KR5 Transferor pursuant to this Agreement, and the Partnership may not seek recourse against the direct or indirect members of the Transferors or any of their assets or any of the other assets of the Transferors for satisfaction of any liability of the Transferors under Section 7.10(B).

                 (B) [Notwithstanding anything to the contrary in this Agreement, the Transferors shall not be liable for any Losses based on a breach or alleged breach of the representations and warranties contained in Sections 7.4, 7.5 and 7.6 unless all Losses arising out of such breaches or alleged breaches shall exceed $250,000 in the aggregate, and then only to the extent of such excess.]

                                  ARTICLE VIII

                            CASUALTY AND CONDEMNATION

          8.1 CASUALTY. If, prior to the Closing Date, any of the Properties shall be materially damaged by fire or any other casualty with an estimated repair or restoration costs in excess of [$2,500,000], the Partnership may by written Notice delivered to the Transferors on or before the Closing Date, elect either (i) to cause the transactions contemplated hereby to be restructured such that the Partnership receives the Transferors' interest in only the remaining Properties (or in entities which own only the remaining Properties) together with, in lieu of the Transferors' interest in the Property which was affected by the casualty, cash and/or other assets acceptable to the Partnership having a value equivalent to that of such interest in exchange for receipt by the KRF3/KR5 Transferor of Partnership Units having an equivalent value (subject, however, to any consents of mortgagees or other third parties necessitated by such restructuring); (ii) to continue this Agreement in effect without abatement of the Consideration on account thereof; or (iii) to terminate this Agreement (in which event the Partnership shall have no further rights and obligations under this Agreement except for those which expressly survive such termination).

          8.2    CONDEMNATION.

                 (A) If, prior to the Closing, condemnation proceedings are threatened in writing by an authorized governmental agency or commenced with respect to (i) five percent (5%) or more of the rentable area of any Property,
(ii) so much of the parking facilities included in such Property that the remaining parking facilities are legally inadequate to serve such Property or
(iii) so much of the Property that access to the remaining portion of the Property is materially adversely affected, the Partnership may by written Notice delivered to the Transferors on or before the Closing Date, elect either (i) to cause the transactions contemplated hereby to be restructured such that the Partnership receives the Transferors' interest in only the remaining Properties (or in entities which own only the remaining Properties) together with, in lieu of the Transferors' interest in the Property which was affected by the condemnation, cash and/or other assets acceptable to the Partnership having a value equivalent to that of such interest in exchange for receipt by the KRF3/KR5 Transferor of Partnership Units having an equivalent value (subject, however, to any consents of mortgagees or other third parties necessitated by such restructuring); (ii) to continue this Agreement in effect without abatement of the Consideration on account thereof; or (iii) to terminate this Agreement (in which event the Partnership shall have no further rights and obligations under this Agreement except for those which expressly survive such termination)..

                 (B) If a condemnation proceeding regarding any portion of the Property is threatened or commenced prior to the Closing Date, the Transferors shall promptly advise the Partnership of such event and shall keep the Partnership reasonably informed as to any such proceeding. Between the date hereof and the Closing Date, the Transferors shall not (i) agree to make any conveyance in lieu of any such condemnation or (ii) make any conveyance in lieu of any such condemnation without the Partnership's prior written consent.

                                   ARTICLE IX

                                     BROKER

          9.1 BROKERAGE INDEMNITY. The Transferors represent and warrant to the Partnership that the Transferors have not dealt, and the Partnership represents and warrants to the Transferors that neither it nor the Partnership Sub has dealt, with any real estate broker, firm, salesperson or other similar person or entity in connection with the transactions contemplated by this Agreement. The Partnership shall indemnify and hold the Transferors harmless from and against any and all claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with any claims made against the Transferors for brokerage commissions, and other fees or compensation made by any broker, firm, salesperson or other entity with whom the Partnership may have dealt in connection with this transaction. The Transferors shall indemnify and hold the Partnership harmless from and against any and all claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with any claims made against the Partnership for brokerage commissions, and other fees or compensation, made by any consultant, broker, firm, salesperson or other person or entity with whom the Transferors may have dealt in connection with this transaction. The provisions of this Article IX shall survive the Closing or the termination of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

          10.1 NOTICES. Notices must be in writing and sent to the party to whom or to which such Notice is being sent, by certified or registered mail, return receipt requested with postage prepaid, or commercial overnight delivery service or delivered by hand with receipt acknowledged in writing, as follows:

                 (A)    To the Partnership:

                        Berkshire Income Realty-OP, LP
                        c/o The Berkshire Group
                        One Beacon Street
                        Boston, Massachusetts 02108
                        Attention: President

          with a copy thereof to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York 10019-6064
                        Attention: [Mitchell L. Berg, Esq.]

                 (B)    To Partnership Sub:

                        BIR Sub, L.L.C.
                        c/o The Berkshire Group
                        One Beacon Street
                        Boston, Massachusetts 02108
                        Attention: President
          with a copy thereof to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York 10019-6064
                        Attention: [Mitchell L. Berg, Esq.]

                 (C)    To Transferors:

                        KRF Company, LLC
                        c/o The Berkshire Group
                        One Beacon Street
                        Boston, Massachusetts 02108
                        Attention: President

                        [KRF GP, Inc]
                        c/o The Berkshire Group
                        One Beacon Street
                        Boston, Massachusetts 02108
                        Attention: President

          with a copy thereof to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York 10019-6064
                        Attention: James M. Dubin, Esq.

All Notices (i) shall be deemed given when received, and (ii) may be given either by a party or by such party's attorneys. The cost of delivery shall be borne by the party delivering the Notice.

          10.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute a single instrument.

          10.3 AMENDMENTS. Except as otherwise provided herein, this Agreement may not be changed, modified, supplemented or terminated, except by an instrument executed by the party hereto which is or will be affected by the terms of such change, modification, supplement or termination.

          10.4 WAIVER. No waiver by any party hereto of any failure or refusal by any other party hereto to comply with its obligations hereunder shall not be deemed a waiver of any other or subsequent failure or refusal to so comply. Any party hereto may waive compliance by any other party, the other with respect to any of the other's agreements or obligations set forth herein.

          10.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its interest under this Agreement without the prior written consent of all the other parties, and any purported assignment in violation hereof shall be null and void.

          10.6 THIRD-PARTY BENEFICIARIES. The provisions of this Agreement are made for the benefit of the parties hereto, and their respective successors in interest and permitted assigns, and are not intended for, and may not be enforced by, any other person or entity.

          10.7 PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

          10.8 GOVERNING LAW. This Agreement has been made pursuant to and shall be governed by the laws of the State of New York.

          10.9 HEADINGS; EXHIBITS. The headings of the various Articles and Sections of this Agreement have been inserted solely for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. All references to Articles, Sections or paragraphs herein shall be to the specified Article, Section or paragraph of this Agreement, unless stated to the contrary, and all references to Exhibits shall be to the specified Exhibit annexed hereto. All Exhibits annexed hereto are made a part hereof. All terms defined herein shall have the same meanings in the Exhibits, except as otherwise provided therein. All references in this Agreement shall be deemed to include the Exhibits.

          10.10 BINDING EFFECT. This document does not constitute an offer to sell and shall not bind the Transferors unless and until the Transferors, in the Transferors' sole discretion, elects to be bound hereby by executing and unconditionally delivering to the Partnership and Partnership Sub an executed original counterpart hereof.

          10.11 CASUALTY INSURANCE COVERAGE. The Transferors shall cause to be kept in full force and effect all casualty insurance coverage currently in effect with respect to the Properties until the Closing.

          10.12 MORTGAGES. The Transferors shall not, without the Partnership's prior written consent, alter or amend any of the Mortgages, or seek or accept any waivers or extensions of time for payment or performance thereunder.

          10.13 OTHER AGREEMENTS. The KRF3/KR5 Transferor shall not, without the Partnership's prior written consent, which consent shall not be unreasonably withheld, alter or amend the KRF3 Tenancy-in-Common Agreement or the Century Operating Agreement.

          10.14 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, the Transferors shall cause the Properties to be maintained in the ordinary course of business consistent with past practices; provided, however, that nothing contained in this Section shall be construed as requiring the Transferors to undertake or cause to be undertaken major repair or improvement in respect of the Properties.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                             TRANSFERORS:

                                             KRF Company, L.L.C.,


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             KRF GP, Inc.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             PARTNERSHIP:


                                             Berkshire Income Realty-OP, L.P.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             PARTNERSHIP SUB


                                             BIR Sub, L.L.C.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                         CONTRIBUTION AND SALE AGREEMENT

                                      AMONG


                              KRF COMPANY, L.L.C.,

                      a Delaware limited liability company;


                                  KRF GP, INC.,

                          a Massachusetts corporation;


                        BERKSHIRE INCOME REALTY-OP, L.P.,

                         a Delaware limited partnership;

                                       and


                                 BIR SUB, L.L.C.

                      a ________ limited liability company


For Transfer of the Membership Interests in:

              KRF3 Acquisition Company, L.L.C.
              KR5 Acquisition Company, L.L.C.

For the Transfer of General Partnership Interests in:

              WPT Limited Partnership
              Century III Associates Limited Partnership

For the Transfer of the Stock in:

              DOH, Inc.

                             As of ___________, 2002

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----
ARTICLE I Definitions...................................................3
    1.1       Definitions...............................................3
    1.2       References................................................8
    1.3       Gender and Number.........................................8

ARTICLE II Contribution and Purchase and Sale...........................8
    2.1       Covenant..................................................8
    2.2       "As Is"...................................................8

ARTICLE III Consideration...............................................9
    3.1       Consideration.............................................9
    3.2       Assumption of Obligations.................................9

ARTICLE IV Closing Date.................................................9

ARTICLE V Apportionments and Payments..................................10
    5.1       Items to Be Apportioned..................................10
    5.2       Re-Proration of Impositions..............................10
    5.3       Utilities................................................11
    5.4       Rent Arrearages..........................................11
    5.5       Security Deposits........................................11
    5.6       Reserves and Deposits....................................12
    5.7       Settlement of Adjustments................................12
    5.8       Inspection of Books and Records..........................12
    5.9       [Schedule of Rent Arrearages.............................12
    5.10      Survival.................................................12

ARTICLE VI Closing Documents...........................................13
    6.1       KRF3/KR5 Transferor Closing Documents....................13
    6.2       GP Transferor Closing Documents..........................13
    6.3       Partnership Closing Documents............................14
    6.4       Partnership Sub Closing Documents........................15
    6.5       Further Assurances.......................................15

ARTICLE VII Representations and Warranties.............................15
    7.1       Investment Representations...............................15
    7.2       Partnership and Partnership Sub Acknowledgments..........16
    7.3       Partnership and Partnership Sub Representations and
              Warranties...............................................17
    7.4       KRF3/KR5 Transferor Representations and Warranties.......18
    7.5       GP Transferor Representations and Warranties.............18
    7.6       Transferors' Joint Representations and Warranties........19
    7.7       Regarding Representations and Warranties.................24

    7.8       Failure to Satisfy Conditions Precedent to Closing.......25
    7.9       Survival of Representations and Warranties...............25
    7.10      Indemnification..........................................26
    7.11      Limitations on Indemnification...........................26

ARTICLE VIII Casualty and Condemnation.................................26
    8.1       Casualty.................................................26
    8.2       Condemnation.............................................27

ARTICLE IX Broker......................................................27
    9.1       Brokerage Indemnity......................................27

ARTICLE X Miscellaneous................................................28
    10.1      Notices..................................................28
    10.2      Counterparts.............................................29
    10.3      Amendments...............................................29
    10.4      Waiver...................................................29
    10.5      Successors and Assigns...................................30
    10.6      Third-Party Beneficiaries................................30
    10.7      Partial Invalidity.......................................30
    10.8      Governing Law............................................30
    10.9      Headings; Exhibits.......................................30
    10.10     Binding Effect...........................................30
    10.11     Casualty Insurance Coverage..............................30
    10.12     Mortgages................................................30
    10.13     Other Agreements.........................................30
    10.14     Conduct of Business......................................31

EXHIBITS

A - Description of Dorsey Property
B - Description of Hannibal Property
C - Description of Seasons Property
D - Description of Walden Pond Property
E - Description of Century Property
F - Description of the Ownership Structure of the Properties
G - Schedule of Contracts
H - Schedule of Leases
I - Schedule of Mortgages
J - Schedule of Rent Arrearages
K - Schedule of Litigation
L - Security Deposits
M - Violations
N - Liabilities and Obligations
O - Employees
P - Claims by Employees (threatened or asserted in writing)
Q - [Intentionally Omitted]
R - Federal, State and Local Taxes Due
S - Tax Certiorari or Audit Proceedings